Vincent P. Finigan, Jr., State Bar No.: 53517         George Donaldson, State Bar No.: 79971
Howard Holderness, State Bar No.: 169814              Daniel B. Harris, State Bar No.: 117230
MORGAN, LEWIS & BOCKIUS LLP                           LAW OFFICES OF GEORGE DONALDSON
One Market Plaza, Spear Tower                         456 Montgomery Street
San Francisco, California 94105                       Suite 1250
Telephone:        (415) 442-1700                      San Francisco, California 94104
Facsimile:        (415) 442-1010                      Telephone:        (415) 394-8500
                                                      Facsimile:        (415) 394-8506

                                                      Attorneys for Plaintiffs

Allan T. Slagel (pro hac vice)
Brett Nolan (pro hac vice)
SHEFSKY & FROELICH LTD.
444 North Michigan Avenue
Suite 2500
Chicago, Illinois 60611
Telephone:        (312) 527-4000
Facsimile:        (312) 527-1007

Attorneys for Defendants

                    SUPERIOR COURT OF THE STATE OF CALIFORNIA

                       COUNTY OF CONTRA COSTA, CALIFORNIA

MORGAN K. BUCHANAN, JAMES P. MILLS, JESSE L. CREWS individually )
and on behalf of all others similarly situated,                 )
                                                                )
                                    Plaintiffs,                 )
                                                                )
                  v.                                            )
                                                                )
NTS-PROPERTIES ASSOCIATES V, a Maryland limited partnership;    )
NTS-PROPERTIES ASSOCIATES VI, a Maryland limited partnership;   )Case No. C 01 - 05090
NTS CAPITAL CORPORATION, a Kentucky corporation; ORIG, LLC, a   )
Kentucky limited liability company and J.D. NICHOLS,            )STIPULATION AND AGREEMENT OF
                                                                )SETTLEMENT
                                    Defendants.                 )Location:      Courtroom 2
                                                                )Judge:         David Flinn
                                                                )Action Filed:  December 12, 2001
                                                                )Trial Date:    None Set

                                TABLE OF CONTENTS

                                       i

     This  Stipulation  and  Agreement of  Settlement,  by and among the parties hereto,  is entered  into as of  December  5, 2003,  through  their  undersigned attorneys, providing for a full and final settlement, subject to Court approval, of the above-captioned class action case on the following terms and conditions:

                                  RECITALS

     Capitalized terms not otherwise defined shall have the meaning set forth in
Article I of this Stipulation.

     WHEREAS,

     1. On December 12, 2001, a complaint was filed in the Superior Court of the
State of  California,  County of Contra  Costa,  captioned  Buchanan,  et al. v.
NTS-Properties   Associates,   et  al.,   Case  No.  C   01-05090   ("California
Litigation"), by Morgan K. Buchanan, James P. Mills and Jesse L. Crews on behalf of  a  putative  class  of  current  and  former  owners  of  interests  in  the
Partnerships. Named as defendants were NTS-Properties Associates, NTS-Properties
Associates IV,  NTS-Properties  Associates V,  NTS-Properties  Associates VI and
NTS-Properties  Associates  VII,  NTS Capital  Corporation,  J.D.  Nichols,  NTS
Development  Company,  Brian  Lavin,  ORIG,  LLC and Barbara  Nichols  ("Initial
Defendants").

     2.  Plaintiffs'  claims  arise  out of  alleged  acts,  errors,  omissions, practices,  and  course of  conduct  engaged  in by the  Initial  Defendants  in connection with the operation and management of the Partnerships, including, but not limited to, violations of the representations in the respective prospectuses for each  Partnership  and  breaches  of their  respective  Limited  Partnership
Agreements.  Plaintiffs allege,  among other things,  that the General Partners, aided and assisted by the other Initial  Defendants,  breached  their  fiduciary duties through  extending the life of the  Partnerships  and, a series of Tender
Offers  wherein  the   Partnerships  or  Affiliates  of  the  General   Partners
repurchased  the Units from Limited  Partners at allegedly  less than their fair value and pursuant to allegedly  misleading  documents.

     3. On January 11, 2002, Initial Defendants filed a Notice of Removal Under
28 U.S.C.ss.  1441(b)  with the United  States  District  Court for the Northern
District of California,

seeking to remove the Complaint to the Federal  District  Court for the Northern
District of California on the grounds of diversity jurisdiction.

     4. On March 4, 2002,  Barbara  Nichols,  Brian  Lavin,  J.D.  Nichols,  NTS
Capital and NTS Development filed a Joint Motion to Dismiss for Lack of Personal
Jurisdiction  under  Fed.  R. Civ.  P.  12(b)(2).  At the same time the  General
Partners  filed a Motion to Dismiss  Count I under Fed. R. Civ. P.  12(b)(6) and all  Initial  Defendants  filed a Motion to Dismiss  Counts II, III and IV under
Fed. R. Civ. P. 12(b)(6).

     5. After the briefing on these motions was completed, the Federal District
Court entered an Order on June 13, 2002,  directing  Initial  Defendants to show cause why the California Litigation should not be remanded to the Court. On July
8, 2002,  Plaintiffs and Initial Defendants entered into a stipulation  agreeing to the remand of the California  Litigation to the Court.

     6. On August 21,  2002,  a Motion to Quash  Service of Summons  ("Motion to
Quash") was filed by Barbara Nichols, Brian Lavin, J.D. Nichols, NTS Capital and
NTS  Development.  At the same time,  Initial  Defendants  also filed a demurrer directed to the First,  Third and Fourth causes of action of the  Complaint.

     7. After document discovery and depositions concerning the Motion to Quash, a stipulation was entered  dismissing the claims against Barbara Nichols,  Brian
Lavin and NTS Development,  with J.D. Nichols and NTS Capital Corp.  agreeing to submit to the  jurisdiction  of the Court.  On September  25, 2002, an Order was
entered  by  the  Court  dismissing   Barbara  Nichols,   Brian  Lavin  and  NTS
Development.

     8. On October 25, 2002,  after briefing and argument of counsel,  the Court entered a Decision and Order  sustaining,  in part,  and denying,  in part,  the demurrer.  In its Decision  and Order,  the Court  sustained  the demurrer as to claims  against  NTS-Properties  Associates,  NTS-Properties  Associates  IV and
NTS-Properties  Associates VII. The remainder of the demurrer was denied.

     9. On November 6, 2002,  Defendants  filed an answer denying any wrongdoing or  liability to  Plaintiffs  or the  putative  Class and  asserting a number of affirmative defenses.

     Thereafter,  the Defendants and  Plaintiffs  began document  discovery with
Defendants producing  approximately  75,000 pages of documents.

     10.  On  February   13,   2003,  Plaintiffs   filed  a  Motion  for  Class
Certification. Plaintiffs sought certification of a class of the current Limited
Partners  (excluding the General Partners and their Affiliates) and those former
Limited  Partners  who sold their  interests in the Tender  Offers.  Thereafter,
Defendants  and  Plaintiffs  engaged in written and oral discovery on the Motion for Class  Certification.  On April 4, 2003, due to the settlement  negotiations being conducted at that time, Defendants and Plaintiffs submitted, and the Court entered,  an Agreed Order  extending  the time for briefing the Motion for Class
Certification.  On April 28 and  June 6,  2003,  the  court  granted  additional
extensions  to  allow  continued   negotiations  and  efforts  to  consummate  a
settlement.

     11. On February 27, 2003, a complaint  was filed in the Jefferson  Circuit
Court, of the State of Kentucky,  captioned Joseph Bohm, et al. v. J.D. Nichols, et al.,  Case No. 03 CI 01740 (the  "Kentucky  Litigation"),  by Joseph Bohm and
Warren Heller,  M.D., on behalf of current and former limited  partners  against essentially  the  same  defendants  in the  California  Litigation,  except  for
NTS-Properties   Associates  and  Barbara  Nichols.  Gregory  Wells,  the  Chief
Financial  Officer  of NTS  Capital  and NTS  Development,  was also  named as a defendant.  Plaintiffs in the Kentucky Litigation sought  substantially  similar relief from  substantially  the same  parties as  Plaintiffs  in the  California
Litigation.

     12. On March 21, 2003,  Plaintiffs in the Kentucky Litigation filed a First
Amended  Complaint.  The First Amended Complaint  asserted the exact same claims
alleged  in  the   complaint,   but  added  two   additional   Defendants:   (1)
NTS-Properties  Associates,  the general partner of NTS-Properties  III; and (2)
NTS-Properties Plus Associates,  the general partner of NTS-Properties Plus.

     13.   Settlement   Class   Counsel   conducted   extensive   discovery  and
investigation  into the claims alleged against  Defendants and their  respective
General  Partners  during the  prosecution of the  California  Litigation and in connection with the settlement negotiations.  This discovery included inspecting approximately 100,000 pages of documents produced by the

Defendants,  review and  analysis of  publicly-available  information  and other factual  investigation.  Settlement  Class  Counsel  has also  investigated  and researched the law applicable to Plaintiffs'  claims and defenses  raised by the
Defendants,  and hired  experts  to help  evaluate  such  claims  and  defenses, including the damages allegedly suffered by the Settlement Class Members and the
Partnerships.

     14. Based on their  investigation  of the facts and of the applicable  law,
Plaintiffs  and  Settlement  Class  Counsel  have  concluded  that the  proposed settlement  of the  California  Litigation  on the terms and  conditions of this
Stipulation  is fair,  reasonable,  and adequate and is in the best interests of the Settlement Class. Plaintiffs and Settlement Class Counsel have reached their conclusion concerning the fairness of the settlement after considering the risks and  difficulties  involved in  attempting  to  establish a right of recovery on behalf of the  Settlement  Class,  the expense and length of time  necessary  to continue the litigation through trial and the appeals that might follow, and the uncertainty  inherent in any complex litigation and the substantial  benefits of the  Settlement for the  Settlement  Class,  including the fact that even if the
Plaintiffs  ultimately  prevailed in their  claims,  there could be no assurance that the Settlement  Class Members would receive any greater  recovery than they will receive  from the  Settlement.  Plaintiffs  have  claimed,  and continue to claim, that each and all of the contentions asserted by them have merit.

     15. The Settling  Defendants  deny the  allegations  in the  California and
Kentucky Litigation,  deny any fault,  wrongdoing,  or liability relating in any way to, inter alia, the Tender Offers;  any statements or demands concerning the
Partnerships;  and the operation and management of any of the Partnerships.  The
Settling Defendants further deny that they acted improperly in any way, and deny any  liability of any kind to  Plaintiffs  in either the  California or Kentucky
Litigation, the classes they seek to represent or the Partnerships. The Settling
Defendants are entering into this  Stipulation  because the proposed  settlement would eliminate the burden,  inconvenience and expense of further litigation and disputes  concerning  the  alleged  misconduct,  and to achieve  total and final release and resolution. In the absence of this

Stipulation,  the Settling Defendants would vigorously assert and pursue several defenses  as  a  complete  bar  to  recovery  in  the  California  and  Kentucky
Litigations.

     16. The  Settlement  contemplated  by this  Stipulation  is the  product of extensive,  good faith, and arm's length  negotiation  between  Settlement Class
Counsel and Counsel for the Defendants conducted over the past ten months. These
negotiations   resulted  in  the  settlement  set  forth  in  this  Stipulation.
Furthermore,  Settlement Class Counsel  negotiated for and received revisions to the proposed corporate structure of NTS Realty.

     NOW,  THEREFORE,  in  consideration  of  the  foregoing  Recitals  and  the agreements,  covenants,  representations  and warranties set forth herein, IT IS
HEREBY  STIPULATED  AND AGREED by and among the  Parties,  by and through  their counsel,  that,  subject to the approval of the Court, all claims that have been or could have been asserted in the  California  Litigation  shall be finally and fully  compromised  and  settled as to the  Released  Parties  for the  Released
Claims, and this action shall be dismissed on the merits and with prejudice upon the following terms and conditions:

                                   ARTICLE I:
                                  DEFINITIONS

     As used in this Stipulation, the following capitalized terms shall have the meanings respectively assigned to them below.

     Section 1.1. "AMEX" shall mean the American Stock Exchange, LLC.

     Section 1.2. "Administrative  Expenses" shall mean all expenses arising out of the administration of the Settlement,  including but not limited to, payments to the Claims  Administrator and Settlement  Trustee or other costs attendant to the administration of the Settlement.

     Section 1.3. "Affiliate" of a Person means, with respect to that Person (a)
a  Person  that  directly  or  indirectly  through  one or more  intermediaries, controls,  is controlled by or is under common control with that Person;  (b) if the  Person is a  partnership,  any  general  partner  of the  partnership,  any shareholder of a corporate  general partner of the partnership and any direct or indirect owner or parent of any such general partner or shareholder; (c) any partnership  in which that  person or an  affiliate  of that Person is a general partner; and (d) the heirs, executors and administrators, successors and assigns of each such Person identified in (a)-(c) hereof.

     Section 1.4. "Attorneys' Fees and Expenses" shall mean the attorneys' fees, costs and expenses  including  fees and expenses of experts,  as provided for in
Article XIII and as approved by the Court.

     Section 1.5.  "CBRE" shall mean C.B.  Richard  Ellis,  Inc.,  Valuation and
Advisory Services, the national real estate organization retained by the General
Partners and ORIG to appraise the real estate assets to be contributed or merged into NTS Realty as provided for in Section 2.2(d).

     Section 1.6.  "California  Litigation" shall mean the case captioned Morgan
K.  Buchanan,  et al. v.  NTS-Properties  Associates  V, et al., Case No. C 01 -
5090, pending in the Superior Court of the State of California, County of Contra
Costa.

     Section 1.7. "Claim" shall mean the right to the amount of consideration to which each  Claimant  is  entitled to receive  pursuant  to this  Settlement  as determined by the Plan of Allocation set forth in Section 2.7.

     Section 1.8.  "Claimant"  shall mean any Former Limited Partner who files a
Proof of Claim in such form and manner and within such time as  provided  for in
Section 3.2, or as the Court may otherwise prescribe.

     Section  1.9.  "Claims  Administrator"  shall  mean  the firm  retained  by
Settlement  Class  Counsel to issue the Notice to Class  Members and collect and process  Proofs of Claim and Requests  for  Exclusion as provided for in Section
3.1.

     Section 1.10."Class" or "Settlement Class" shall mean the class proposed to be certified as described in Section 4.1.

     Section  1.11."Class  Members" or "Settlement Class Members" shall mean the members of the Class except those Persons who have  submitted a valid and timely
Request for Exclusion.

     Section 1.12. "Class Representatives" shall mean Morgan K. Buchanan,  James
P. Mills,  Jesse L. Crews and any additional  representatives  identified by the
Settlement Class Counsel.

     Section 1.13.  "Closing  Date" shall mean the date on which all of the acts and events necessary for the completion of the Merger have occurred, as provided for in Section 10.2,  and the agreement  effectuating  the Merger has been filed with the Secretary of State of Delaware and is effective.

     Section 1.14. "Complaint" shall mean the Class Action Complaint filed on or about December 12, 2001 in the Superior Court of the State of California, County
of Contra Costa,  captioned Buchanan,  et al. v. NTS-Properties  Associates,  et
al., Case No. C 01-05090.

     Section  1.15.  "Consent  Solicitation  Prospectus"  shall  mean the  Joint
Consent  Solicitation  Statement/Prospectus,  any  supplements  thereto  and any ballot or form of consent,  to be filed with the SEC  through  which the General
Partners of each Merging  Partnership  will seek approval of the Merger by their respective Limited Partners.

     Section  1.16.  "Contribution  Agreement"  shall mean the  Agreement  to be entered  into by and between NTS Realty and ORIG  whereby  ORIG will  contribute substantially all of its real estate assets and its liabilities to NTS Realty.

     Section  1.17.  "Court"  shall  mean the  Superior  Court  of the  State of
California, County of Contra Costa, California.

     Section  1.18.   "Defendants"  shall  mean  NTS-Properties   Associates  V,
NTS-Properties Associates VI, NTS Capital, ORIG and J.D. Nichols.

     Section  1.19.  "Defendants'  Counsel"  shall mean the law firms of Shefsky
& Froelich Ltd., 444 North Michigan Avenue,  Suite 2500,  Chicago,  Illinois
60611, and Morgan,  Lewis & Bockius LLP, Spear Street Tower, One Market, San
Francisco, California 94105.

     Section 1.20. "Effective Date" shall mean the first date on which the Final
Judgment  and Order  entered by the Court,  in a form to be agreed to by counsel for the  Parties  consistent  with the  provisions  hereof and as  described  in
Section 9.2, becomes final,  binding and non-appealable which shall be deemed to occur upon the last of the following: (a) if no appeal or

review of the Final  Judgment and Order is sought,  the  sixty-first  (61st) day after entry of the Final Judgment (or, if the date for taking an appeal shall be extended,  the date of  expiration  of the  extension);  or (b) if an  appeal or review of the Final  Judgment  and Order is  sought,  the day after  such  Final
Judgment  and Order is affirmed or the appeal or review is  dismissed  or denied and such Final  Judgment  and Order is no longer  subject  to further  appeal or review.

     Section 1.21. "Exchange Value" shall mean an amount equal to the appraised value, as determined by CBRE, of each Merging Partnership and ORIG's real estate assets,  plus the book  value of the  Merging  Partnerships'  and  ORIG's  other assets,  less  their  respective  indebtedness  and  the  book  value  of  other liabilities,  plus the  amount of any  payment  made to the entity  pursuant  to
Section 2.1.

     Section 1.22.  "Final  Approval  Hearing" shall mean the hearing(s) held by the Court to consider final approval of the  Settlement,  as provided in Section
9.1.

     Section  1.23.  "Final  Judgment and Order"  shall mean the final  judgment entered by the Court as  provided  in  Section  9.2 in a form to be agreed to by counsel for the Parties consistent with the provisions  hereof,  providing final approval of the Settlement contemplated by this Stipulation.

     Section 1.24.  "Former  Limited  Partners"  shall mean those Persons in the
Settlement Class who sold Units in one or more of the Partnerships in the Tender
Offers,  Partnership  Repurchase  Program  or in other  transactions  to ORIG or
Affiliates of the General Partners.

     Section  1.25.   "General   Partner"  or  "General   Partners"  shall  mean
individually  or  collectively  the  general   partners  of  the   Partnerships,
NTS-Properties   Associates,   NTS-Properties   Associates  IV,   NTS-Properties
Associates V, NTS-Properties  Associates VI,  NTS-Properties  Associates VII and
NTS-Properties Plus Associates.

     Section 1.26. "Houlihan" shall mean Houlihan Lokey Howard & Zukin Financial
Advisers,  Inc.,  the entity  retained  by the  General  Partners of the Merging
Partnerships to provide valuation  analysis and a fairness opinion in connection with the Merger as provided for in Section 2.2(e).

     Section 1.27.  "Independent  Director"  shall have the meaning  ascribed to such term by the rules and regulations of the AMEX.

     Section 1.28.  "Interest" shall mean an interest in NTS Realty to be issued upon the Closing Date and listed on the AMEX.

     Section 1.29.  "Kentucky  Litigation"  shall mean the case captioned Joseph
Bohm,  et al.  v.  J.D.  Nichols,  et al.,  Case No.  03 CI  1740,  filed in the
Jefferson Circuit Court of the State of Kentucky.

     Section 1.30.  "Limited  Partner" shall mean a Person who owns Units of any of the  Merging  Partnerships  as of the date of the  entry  of the  Preliminary
Approval Order.

     Section 1.31. "Limited  Partnership  Agreements" shall mean,  collectively, the  agreements  of limited  partnership  of the  Partnerships  as  respectively amended.

     Section 1.32.  "Market  Price" shall mean the average  closing price of the
Interests on the AMEX for the 30-day  period prior to the date of sale. If there is no trading on a particular  day,  then closing  price shall equal the closing price on the last day on which trading occurred.

     Section  1.33.  "Material  Adverse  Change" shall mean any change or effect that is,  individually or in the aggregate,  materially adverse to the business, prospects, properties, assets or financial condition or results of operations of any merging Partnerships, ORIG or NTS Development.

     Section  1.34.   "Merger"  shall  mean  the   combination  of  the  Merging
Partnerships  and the  contribution of  substantially  all of ORIG's real estate assets and all of its liabilities to form NTS Realty.

     Section 1.35.  "Merger  Expenses"  shall mean all costs and expenses of the
Merger, including, without limitation, SEC filing fees, the costs of mailing and printing  the Notice of the  Consent  Solicitation  Prospectus,  any  supplement thereto or other documents related to the Merger,  AMEX listing fees, legal fees
(but not including  Attorneys'  Fees and  Expenses),  financial  advisory  fees, appraisal fees, accounting fees,  solicitation expenses,  transfer taxes, travel expenses and all other fees and miscellaneous expenses related to the Merger.

     Section 1.36.  "Merging  Partnerships" shall mean NTS-III,  NTS-IV,  NTS-V,
NTS-VI, and NTS-VII.

     Section  1.37.  "NTS III" shall mean  NTS-Properties  III,  Ltd., a Georgia limited partnership.

     Section  1.38.  "NTS IV" shall mean  NTS-Properties  IV,  Ltd.,  a Kentucky limited partnership.

     Section  1.39.  "NTS V" shall mean  NTS-Properties  V, a  Maryland  Limited
Partnership.

     Section 1.40.  "NTS VI" shall mean  NTS-Properties  VI, a Maryland  Limited
Partnership.

     Section  1.41.  "NTS VII" shall mean  NTS-Properties  VII,  Ltd., a Florida limited partnership.

     Section 1.42. "NTS Capital" shall mean NTS Capital Corporation,  a Kentucky
Corporation.

     Section 1.43. "NTS Plus" shall mean NTS-Plus  Properties,  Ltd., the former
Florida limited partnership.

     Section 1.44.  "NTS Realty  Capital" shall mean the entity which will serve as the general partner of NTS Realty.

     Section 1.45.  "Net Cash Flow from  Operations"  shall have the meaning set forth in the United States Treasury Regulations Section 1.701-4(b), 26 C.F.R.ss.
1.701-4(b).

     Section  1.46.  "Net  Settlement  Fund"  shall  mean the  aggregate  of the
Settlement Trust and Settlement Account, less payment of any Attorney's Fees and
Expenses  chargeable  against the Settlement  Trust and Settlement  Account,  as approved by the Court, less Administrative Expenses.

     Section  1.47.  "Notice" or "Class  Notice"  shall mean the Notice of Class
Action Determination, Proposed Settlement and Fairness Hearing to be approved by the  Court as set  forth in  Section  8.1  hereof,  in a form to be agreed to by counsel for the Parties consistent with the provisions hereof.

     Section 1.48.  "ORIG" shall mean ORIG,  LLC, a Kentucky  limited  liability company.

                                       10

     Section  1.49.  "Operating  Agreement"  shall mean the Amended and Restated
Operating Agreement for ORIG entered into in connection with the Settlement.

     Section  1.50.  "Parties"  shall  mean,   collectively,   Plaintiffs,   the
Settlement Class and the Settling Defendants.

     Section 1.51.  "Partnership  Repurchase  Programs"  shall mean the programs conducted by the  Partnerships  from 1995 to 1999 wherein they  purchased  Units from then-limited partners of the Partnerships.

     Section 1.52.  "Partnerships"  shall mean NTS-III,  NTS-IV,  NTS-V, NTS-VI,
NTS-VII and NTS-Plus.

     Section 1.53. "Person" shall mean an individual, corporation,  partnership,
limited  partnership,   limited  liability  company,  association,  joint  stock
company, estate, legal representative,  trust,  unincorporated  organization and any other  type of legal  entity,  and their  heirs,  predecessors,  successors, representatives and assigns.

     Section 1.54.  "Plaintiffs"  shall mean Morgan K. Buchanan,  James P. Mills and Jesse L. Crews.

     Section 1.55.  "Preliminary  Approval Order" shall mean the order(s) of the
Court as provided  for in Section  7.3, in a form to be agreed to by counsel for the Parties consistent with the provisions hereof.

     Section  1.56.  "Private  Entity  Restructuring"  shall  mean the  proposed restructuring  of entities  owned or  controlled  by  Affiliates  of the General
Partners to either merge with or  contribute  substantially  all of their assets and liabilities to ORIG upon the Closing Date.

     Section  1.57.  "Proof of  Claim"  shall  mean the Proof of Claim  Form and
Release as provided  for in Section 3.2 and in a form to be agreed to by counsel for the Parties consistent with the provisions hereof.

     Section 1.58.  "Purchasing  Members"  shall mean the members of ORIG on the date of this Stipulation.

     Section 1.59.  "Qualified  Settlement Fund" shall mean Qualified Settlement
Fund as provided within United States Treasury Regulationss.1.468B-1. Settlement
Class Counsel and,

                                       11

as  required,  the  Settling  Defendants,  shall  jointly  and  timely  make the
"relation-back  election"  (as  defined in Treas.  Reg.ss.1.468B-1)  back to the earliest  permitted  date.  Such election  shall be made in compliance  with the procedures  and  requirements  contained  in such  regulations.  It shall be the responsibility  of Settlement  Class Counsel to timely and properly  prepare and deliver the necessary  documentation for signature by all necessary parties, and
thereunder  to  cause  the  appropriate   filing  to  occur.  For  the  purposes
ofss.1.468B-1 of the Internal Revenue Code of 1986, and Treas.  Reg.  ss.1.468B,
the  "administrator"  shall be the Settlement  Trustee.  The Settlement  Trustee shall comply with all informational and other tax returns necessary or advisable with respect to the Settlement Trust and Settlement  Account  (including without limitation the returns described in Treas. Reg.ss.1.468B-2(1).  Such returns (as well as the election  described in (a) shall be consistent  with this  paragraph and in all events shall reflect that all taxes  (including any estimated  taxes, interest  or  penalties)  on the  income  earned  by the  Settlement  Trust  and
Settlement  Account shall be paid out of the  Settlement  Account as provided in
(c) hereof. All (i) taxes (including any estimated taxes, interest or penalties)
arising with respect to the income earned by the Settlement  Trust or Settlement
Account  ("Taxes") and (ii) expenses and costs  incurred in connection  with the operation and  implementation of this Section  (including,  without  limitation, expenses of tax attorneys and/or  accountants and mailing and distribution costs and  expenses  relating to filing (or failing to file) the returns  described in this paragraph) ("Tax Expenses"),  shall be paid out of the Settlement  Account.
In all events, the Settling Defendants shall have no liability or responsibility for the  Taxes,  the Tax  Expenses,  or the  filing of any tax  returns or other documents with the Internal  Revenue  Service or any other state or local taxing authority.  The  Settlement  Account  shall  indemnify  and hold the  Settlement
Trustee harmless for Taxes and Tax Expenses (including without limitation, Taxes applicable  by  reason  of any such  indemnification).  Further,  Taxes  and Tax
Expenses shall be treated as, and considered to be, a cost of  administration of their  settlement  and shall be timely paid by the  Settlement  Trustee,  at the instructions of Settlement Class Counsel,  out of the Settlement Account without prior notice or approval  from anyone else and the  Settlement  Trustee shall be obligated (notwithstanding anything herein to the contrary)

                                       12

to withhold  from  distribution  to  Claimants  any funds  necessary to pay such amounts (as well as any amounts that may be required to be withheld under Treas.
Reg.  ss.1.468B1-2) and shall make no distribution  from the Settlement  Account without first  confirming  with Settlement  Class Counsel that sufficient  funds would  thereafter  remain  to  pay  any  accrued  tax  liability;  the  Settling
Defendants are not responsible and shall have no liability therefore, or for any reporting requirements that may relate thereto. The Settling Defendants agree to cooperate with Settlement Class Counsel, and their tax attorneys and accountants to the  extent  reasonably  necessary  to  carry  out  the  provisions  of  this paragraph.

     Section 1.60.  "Recognized  Deficit" shall mean the  agreed-upon  amount of loss per Unit of Former Limited  Partners as provided for in Section 2.7(b) from which their Claims will be calculated.

     Section  1.61.  "Related  Party  Transaction"  shall  mean any  transaction between NTS Realty and (i) any Person who,  directly or indirectly,  controls or is controlled by or is under common control with NTS Realty; (ii) any Person who is an officer or director of, general  partner in, or trustee of, or serves in a similar  capacity  with  respect  to, NTS Realty  Capital or of which NTS Realty
Capital is a general  partner  or  trustee  or with  respect to which NTS Realty
Capital  serves in a similar  capacity;  or (iii) any Person  who,  directly  or indirectly, is the beneficial owner of 10 percent or more of any class of equity securities of NTS Realty,  or of which NTS Realty is the beneficial  owner of 10 percent or more of any class of equity securities.

     Section 1.62.  "Released  Party" or "Released  Parties"  shall mean (i) the
Settling Defendants; (ii) past or present beneficiaries,  subsidiaries, parents, members, Affiliates,  associates,  successors or assigns, of any of the Settling
Defendants; (iii) past or present officers, directors,  shareholders,  partners, employees, and attorneys of any of the foregoing;  and (iv) agents,  Affiliates, advisors, investment bankers, accountants, financial advisors or other advisors,
including  the  issuer  of  the  fairness   opinion,   appraisers,   independent
contractors, representatives,  trustees, heirs, executors, and administrators of the Settling Defendants.

                                       13

     Section 1.63.  "Releasing Parties" shall mean Class Representatives and all other  Class  Members on behalf of  themselves  and each of their  predecessors, successors,  parents,  subsidiaries,  affiliates,  custodians,  agents, assigns, representatives, heirs, executors, trustees, administrators and any other Person or entity having any legal or beneficial interest in the Units or Interests held by any Class Member.

     Section 1.64.  "Request for  Exclusion"  shall mean a request by any Person not to  participate  in the  Settlement  as provided  for in Section  6.1, or as otherwise provided by the Court.

     Section 1.65.  "SEC" shall mean the United States  Securities  and Exchange
Commission.

     Section  1.66.  "Settled  Claims"  shall  mean,  collectively,  all  claims including Unknown Claims, demands,  rights,  liabilities and causes of action of every nature and  description  whatsoever,  in law or equity,  known or unknown, asserted or that might have been asserted, including, without limitation, claims for  negligence,  gross  negligence,  breach of duty of care,  breach of duty of loyalty, breach of duty of candor, fraud, negligent misrepresentation, breach of fiduciary  duty,  or  violations  of any  state or  Federal  statutes,  rules or regulations,  either  directly,  in a  representative  capacity  or in any other capacity,  by any Releasing  Party  against any of the Released  Parties for any matter,  arising out of,  relating  to, or in  connection  with any of the acts,
omissions,   misrepresentations,   facts,  events,   matters,   transactions  or
occurrences referred to, or which could have been referred to, in the complaints or other pleadings filed in the California Litigation or the Kentucky Litigation
or otherwise alleged,  asserted or contended in the California Litigation or the
Kentucky  Litigation based upon the facts alleged in the complaints filed in the
California  Litigation  or  the  Kentucky  Litigation  or  arising  out  of  the transactions contemplated or undertaken in connection with this Settlement.

     Section  1.67.  "Settlement"  shall  mean the full  and  final  compromise, settlement and dismissal of the  California  Litigation and all claims that have been or could have been asserted therein or in the Kentucky  Litigation pursuant to the terms and conditions of the Stipulation.

                                       14

     Section  1.68.  "Settlement  Account"  shall  mean the  account  created by
Settlement Class Counsel to hold the funds received from the Settling Defendants or otherwise received or earned by the Class as part of this Settlement.

     Section  1.69.  "Settlement  Class  Counsel"  shall mean the Law Offices of
George Donaldson,  456 Montgomery Street, Suite 1250, San Francisco,  California
94104.

     Section 1.70.  "Settlement Trust" shall mean the entity which will hold the rights to the Interests in NTS Realty  provided by the Settling  Defendants  for the benefit of the Class as described in Section 2.6.

     Section  1.71.  "Settlement  Trustee"  shall  mean  that  Person  chosen by
Settlement  Class Counsel to administer the Settlement  Trust in accordance with
Sections 2.5 and 2.6.

     Section  1.72.  "Settlement  Trust  Interests"  shall  mean  the  Interests initially  allocated  to the  Settlement  Trust  pursuant  to Section 2.7 and as adjusted pursuant to Section 2.6.

     Section 1.73. "Settling Defendants" shall mean the General Partners,  ORIG,
NTS Capital, NTS Development and J.D. Nichols.

     Section 1.74.  "Stipulation"  shall mean this  Stipulation and Agreement of
Settlement, together with all exhibits.

     Section 1.75.  "Summary Notice" shall mean the notice approved by the Court for publication disclosing the Settlement and Final Approval Hearing as provided for in  Section  8.2 in a form  to be  agreed  to by  counsel  for  the  Parties consistent with the provisions hereof.

     Section  1.76.  "Tender  Offers"  shall mean the  purchases of Units by the
Partnerships  or ORIG  Affiliates from December 1998 to September 2002 through a combination of joint tender offers and tender offers conducted solely by ORIG.

     Section 1.77.  "Unit" shall mean a limited  partnership  interest in any of the Partnerships.

     Section  1.78.  "Unknown  Claims"  shall mean any Settled  Claim that Class
Representatives or any Settlement Class Member does not know or suspect to exist in his,  her or its favor at the time of the  Effective  Date that,  if known by him, her or it, might have affected his, her or its settlement  with and release of the Released Parties. With respect to any

                                       15

and all Settled Claims,  the Settling Parties stipulate and agree that, upon the
Effective Date, Class  Representatives and the Settlement Class Members shall be deemed to have, and by operation of the Final Judgment and Order, have expressly waived and relinquished, to the fullest extent permitted by law, the provisions, rights,  and  benefits  of Section  1542 of the  California  Civil  Code,  which provides:

          A general  release  does not extend a claim which a creditor  does not know or  suspect  to exist in his favor at the time of  executing  the release,  which  if known by him must  have  materially  affected  his settlement with the debtor.

     Class  Representatives  and each of the Settlement Class Members,  upon the
Effective Date,  shall be deemed to have, and by operation of the Final Judgment and Order shall have,  also waived any and all  provisions,  rights and benefits conferred  by any  law of any  state  or  territory  of the  United  States,  or principles,  or the law,  that is similar,  comparable  or equivalent to Section
1542 of the  California  Civil Code.  Class  Representatives  and the Settlement
Class  Members may  hereafter  discover  facts in addition to or different  from those which he, she or it now knows or  believes to be true with  respect to the subject  matter  of the  Settled  Claims,  but  Class  Representatives  and  the
Settlement Class Members,  upon the Effective Date, shall be deemed to have, and by operation  of the Final  Judgment  and Order shall have,  fully,  finally and forever  settled  and  released  any and all Settled  Claims,  known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden,  that now exist or heretofore may have existed upon any theory of law or equity now existing or coming into  existence in the future,  including,  but not limited to, conduct that is negligent,  intentional, with or with malice, or breach of any duty, law or rule,  without regard to the subsequent  discovery or existence of such different or additional facts.

     Section 1.79.  "Weighting Factor" shall mean the recoverable  percentage of
Recognized Deficit per Unit as provided for in Section 2.7(c).

                                       16

                                  ARTICLE II:
                           SETTLEMENT CONSIDERATION

     Subject to Court  approval and pursuant to the terms and conditions of this
Stipulation, in full and final disposition,  settlement,  discharge, release and satisfaction  of the  Settled  Claims,  the  following  consideration  shall  be provided to the Settlement Class or the Partnerships:

     Section  2.1.  Payment  by  NTS  Development.  On  the  Closing  Date,  NTS
Development  shall make a payment of $1.5  million  (One  Million  Five  Hundred
Thousand Dollars) to the Merging Partnerships in the following amounts:

                   NTS III                       $202,500.00

                   NTS IV                        $202,500.00

                   NTS V                         $345,000.00

                   NTS VI                        $723,000.00

                   NTS VII                       $ 27,000.00

     Section 2.2. Merger.  On the Closing Date, the Merging  Partnerships  shall merge with and into NTS Realty and ORIG shall  contribute  substantially  all of its real estate assets and all of its  liabilities to NTS Realty pursuant to the terms and conditions contained in the Contribution Agreement.

          (a)  Consent  Solicitation  Prospectus.  The  approval  of the Limited
Partners of each Merging  Partnership  to the Merger will be sought  through the
Consent Solicitation Prospectus.

          (b)  Voting  of ORIG and  Affiliates  on  Merger.  ORIG and all  other
Affiliates of the General  Partners owning Units will vote all of their Units in favor of the Merger.

          (c)  Failure to Approve  Merger.  If Limited  Partners  of any Merging
Partnership  fail to  approve  the  Merger,  but if all  events  and  conditions necessary  for the  Closing  Date  occur  for one or more of the  other  Merging
Partnerships,  then the Settling  Defendants  shall have the right,  but not the obligation,  to proceed  with the Merger  with regard to all  approving  Merging
Partnerships. If the Settling Defendants choose to proceed with the

                                       17

Merger  with less than all of the Merging  Partnerships,  the  Settlement  shall proceed as though  such  Partnership(s)  is not part of the  Settlement  and the consideration  due  pursuant  to Section  2.1 shall be  reduced to reflect  such
Merging Partnership's non-participation.

          (d) Independent Appraiser. The General Partners and ORIG have retained
CBRE,  an  independent  unaffiliated  third  party,  to appraise the real estate assets  owned by each  Merging  Partnership  and those real estate  assets to be contributed  by  ORIG  to NTS  Realty  from  the  Private  Entity  Restructuring utilizing solely the income approach to valuation.  CBRE's appraisal of the real estate assets owned by the Merging Partnerships and contributed by ORIG shall be performed on a consistent basis.

          (e) Independent  Fairness  Valuation  Firm. The General  Partners have caused the Merging Partnerships to retain Houlihan, an independent  unaffiliated third  party,  to deliver  prior to the  issuance  of the  Consent  Solicitation
Prospectus,  an opinion  regarding  the  fairness of the Merger from a financial point of view.  Houlihan's  opinion  will cover the fairness of: (i) the Merger, which includes the execution and delivery of a management  agreement between NTS
Realty  and  NTS   Development  as  described  in  Section   2.3(h),   (ii)  the
consideration  received by the Limited  Partners in relation to their respective
General  Partner,   and  (iii)  the  consideration   received  by  each  Merging
Partnership in relation to the other Merging Partnerships.

          (f) Allocation of Interests in NTS Realty.  As a result of the Merger, each  Merging  Partnership  will  receive  Interests  of NTS Realty,  which will thereafter be distributed to the Limited  Partners and General  Partners of each
Merging Partnership.  The number of Interests issued to each Merging Partnership and ORIG  will be based on the net asset  value of each  entity.  The  number of
Units to be issued will be  determined  by dividing net asset value by $10.00 or some other  value  determined  by NTS Realty  Capital.  The Units  received by a
Merging  Partnership  will be  allocated  by the Merging  Partnership  among its
General  Partner  and  Limited  Partners  in  accordance  with  the  liquidation provisions of its Limited Partnership Agreement.

                                       18

          (g)  Merger  Expenses.  If  the  Merger  is  approved,   each  Merging
Partnership,  along with ORIG,  will bear a share of the  Merger  Expenses.  The
Merger  Expenses  will be  deducted  from the net asset  value for each  Merging
Partnership and ORIG prior to calculating  their respective  Exchange Value. The
Merger Expenses will be allocated as follows:

                  NTS III                            9%

                  NTS IV                            16%

                  NTS V                             21%

                  NTS VI                            27%

                  NTS VII                            7%

                  ORIG                              20%

     If the Merger is rejected by a Merging Partnership,  the General Partner of such  Partnership  will bear the portion of the Merger Expenses  attributable to its  Merging  Partnership  equal to the  percentage  of  Units  of such  Merging
Partnership voting against the Merger.

     Section 2.3.  Operations of NTS Realty.  In connection with the Settlement,
Settlement  Class Counsel has negotiated or agreed to the following  methods and procedures to permit the Limited Partners to maximize the value of the Interests and obtain  governance  protections  above those  normally  available to limited partners.  Such enhancements are intended to improve and not cause a significant adverse  change  with  respect  to  the  Merging  Partnerships'  voting  rights, termination dates or currently stated investment objectives.  Furthermore,  such changes are not intended to enhance general partner compensation.

          (a) Listed  and  Traded  Interests.  Interests  in NTS Realty  will be listed for trading on the AMEX.

          (b)  Independent  Directors.  NTS  Realty  Capital  will  serve as the general  partner of NTS Realty and will have a Board of  Directors  composed  of five  persons,  three  of  whom  will  be  Independent  Directors.  One  of  the
Independent  Directors  shall have the financial  experience  required by AMEX's rules and regulations.  The initial Independent  Directors of NTS Realty Capital will be selected by  Settlement  Class  Counsel  from a slate of five  potential candidates proposed by the General Partners. To make this selection,  Settlement
Class Counsel

                                       19

shall be afforded the  opportunity  to interview the  candidates  and to conduct other reasonable inquiry into their respective qualifications.

          (c) Lock-Up  Agreement.  The executive  officers of NTS Realty Capital will enter into agreements  restricting their ability to sell any Interests they may,  directly or indirectly,  own or control for a period of the shorter of two years  after the  Closing  Date or the  termination  of the  special  membership interest in ORIG as provided for in Section 2.6(a).

          (d) Cash  Distributions.  NTS Realty  expects  to pay a  distribution, based on its projections of Net Cash Flow from Operations, in the first month of the first  full  calendar  quarter  after the  Closing  Date.  The amount of the initial distribution, as well as all subsequent distributions,  will be at least
65 percent but less than 100 percent of the Net Cash Flow from Operations.

          (e) Refinancing. In connection with the Merger, in order to permit the distributions  referenced in Section 2.3(d), NTS Realty will refinance a portion of the  outstanding  debt on the  Partnerships  properties,  and the real estate assets being contributed by ORIG from the Private Entity Restructuring.

          (f) Governance Changes.

               i) The  Board of  Directors  of the NTS  Realty  Capital  will be elected by the limited partners of NTS Realty on an annual basis.

               (ii) The NTS Realty Capital will conduct  annual  meetings of the limited partners of NTS Realty.

               (iii) The Board of Directors of the NTS Realty  Capital will have an Audit Committee composed entirely of Independent Directors.

          (g) Partnership  Agreement.  The Partnership  Agreement for NTS Realty
will provide, among other things:

               (i) New Reinvestments  Permitted. NTS Realty will be permitted to make new investments in properties or joint ventures,  including by, directly or indirectly, developing new real estate properties.

                                       20

          (ii) Independent Director Approval of Related Party Transactions.  NTS
Realty will be prohibited from engaging in any  transaction  with the NTS Realty
Capital or its Affiliates except to the extent such transaction is approved by a majority of the Independent Directors, is fair and is on terms no less favorable than those  generally  being  provided  to or  available  from  unrelated  third parties.

          (iii)  Dissolution and Liquidation.  NTS Realty will be a limited life entity and will commence winding up its affairs, selling of its properties,  and liquidating by December 31, 2028.

          (h) Management Agreement with NTS Development.  NTS Realty shall enter into a one-year property management  agreement  (terminable upon 60 days notice)
with NTS Development.  Prior to the expiration of the management agreement,  the decision to renew the agreement and a review of its terms and  conditions  shall be  conducted  by  the  Independent  Directors,  subject  to the  Related  Party
Transaction  criteria contained in Section  2.3(g)(ii).  As will be set forth in
NTS  Realty  Audit  Committee  charter,  in  making  this   determination,   the
Independent  Directors  will be  specifically  authorized to retain a nationally recognized  real estate expert to evaluate the management  agreement  consistent with the requirements of this paragraph. As with all related party transactions,
NTS Realty will  disclose  and describe  whether the  management  agreement  was renewed and, if so, on what terms and conditions.

          (i) Publishing of Net Operating Income.  NTS Realty shall disclose the
Net Operating Income ("NOI") of its properties on an annual basis.

     Section 2.4.  Former Limited  Partners'  Settlement  Consideration.  On the
Closing  Date,  ORIG will  contribute,  for the  benefit of the  Former  Limited
Partners $6.85 million (Six Million Eight Hundred and Fifty  Thousand  Dollars),
consisting  of $650,000  (Six  Hundred and Fifty  Thousand  Dollars) in cash and rights to $6.2 million (Six Million Six Hundred  Thousand  Dollars) of Interests
as provided in Section 2.6(a).  The cash portion of ORIG's  contribution will be
deposited  in  the  Settlement   Account.   The  Interests   portion  of  ORIG's
contribution  will be made through the  admission of the  Settlement  Trust as a special member of ORIG as

                                       21

provided for in Section 2.6. The consideration provided by ORIG pursuant to this section will be allocated on a claims-made basis to Claimants as provided for in
Section 2.7.

     Section 2.5. Settlement Account.

          (a) Creation.  Settlement Class Counsel shall establish the Settlement
Account  with  an  appropriate  financial  institution  as  an  interest-bearing account. The Settlement Account shall be treated as a Qualified Settlement Fund.

          (b) Funding of  Settlement  Account.  The  Settling  Defendants  shall deposit into the  Settlement  Account the monies  required  pursuant to Sections
2.4, 12.1(b) and 12.2. All cash  distributions  and other income received by the
Settlement Trust shall be deposited into the Settlement Account.

          (c) Use of Settlement  Account Monies.  The Settlement Account will be used to pay Claimants, Administrative Expenses, taxes, as well as all applicable
Attorneys'  Fees and  Expenses,  or as  otherwise  approved  by the  Court.  The
Settlement  Trustee or Settlement  Class  Counsel  shall not otherwise  disburse monies from the  Settlement  Account  except as  provided in this  Section or as ordered by the Court.

          (d) Investment of the Settlement  Account.  The Settlement  Trustee or
Settlement  Class Counsel shall invest the  Settlement  Account in an account or accounts fully insured by the United States Government or an agency thereof. The
Settlement  Trustee shall bear all risks related to investment of the Settlement
Account.

          (e)  Settlement  Trustee  Authority.  Subject  to  further  orders  or directions  as may be made by the Court,  the  Settlement  Trustee or Settlement
Class Counsel are authorized to execute such transactions on behalf of the Class
Members which are consistent with the terms of this Stipulation.

          (f)  Court  To  Retain   Jurisdiction  Over  Settlement   Account  and
Settlement  Trust.  All monies or interests  held in the  Settlement  Account or
Settlement  Trust shall be deemed and  considered to be in custodia legis of the
Court,  and shall  remain  subject to the  jurisdiction  of the Court until such funds or  interests  are  distributed  pursuant to this  Stipulation  or further orders of the Court.

                                       22

     Section 2.6. Settlement Trust.

          (a) Special Membership in ORIG. The Settlement Trust shall be admitted as a special member of ORIG pursuant to the Operating Agreement. Under the terms of the Operating  Agreement,  the Settlement Trust's special membership interest in ORIG will  entitle it to an interest in all of the  economic and other rights associated with the Settlement  Trust  Interests.  Settlement Class Counsel will have the right, acting as representative of Claimants, to cause ORIG to vote the
Settlement Trust Interests. The Settlement Trustee shall have the right to cause the sale or transfer of the  Settlement  Trust  Interests as provided in Section
2.6(b).  All  distributions  received  by ORIG from NTS Realty  with  respect to
Settlement  Trust  Interests shall be deposited in the Settlement  Account.  All income,  gain, loss or other tax attributes allocated to ORIG by NTS Realty with respect to these  Settlement  Trust  Interests  will be allocated by ORIG to the
Settlement Trust.  Once ORIG no longer owns any Settlement Trust Interests,  and the  proceeds  from any sale of  Settlement  Trust  Interests as provided for in
Section 2.6(b) are deposited in the Settlement  Account,  the special membership interest shall terminate and the Settlement  Trust shall cease to be a member of
ORIG.

          (b) Purchase  Obligation.  The Purchasing Members shall have the joint obligation  to make  payments to the  Settlement  Trust to cause the  Settlement
Trust  Interests to be  reclassified  as Interests  allocated to the  Purchasing
Members.  This obligation shall commence on the first business day following the date on which NTS Realty  makes its  initial  distribution  to its  partners  as described in Section 2.3(d).  Thereafter, for the subsequent seven quarters, the
Purchasing  Members'  purchase  obligation  shall be on the first  business  day following  each date on which NTS Realty makes a  distribution  to its partners.
The  Purchasing  Members'  payment shall be equal to 75 percent of the amount of each distribution received by ORIG from NTS Realty with respect to the Interests allocated to the  Purchasing  Members.  The price for  reclassifying  Settlement
Trust Interests as Interests  allocated to the Purchasing Members shall be equal to a fifteen  (15)  percent  premium to Market  Price.  If, two years  after NTS
Realty  makes  its  initial  distribution  to its  partners,  there  remain  any
Settlement Trust Interests,  the Purchasing Members shall be obligated to make a payment (without regard to the

                                       23

amount  of  quarterly   distributions  received)  to  reclassify  the  remaining
Settlement Trust Interests as Interests allocated to the Purchasing Members at a price  equal  to a 15  percent  premium  to the  Market  Price.  Once all of the
Settlement Trust Interests are  reclassified,  the Purchasing  Members' purchase obligation shall cease.

     Section 2.7.  Plan of  Allocation.  Once the deadline for filing  Proofs of
Claim has passed, as and if extended by the Court, the Claims Administrator will determine the amount of each Claimant's  Claim as provided in a proposed plan of allocation to be submitted by Settlement  Class Counsel prior to the Preliminary
Approval  Hearing and approved by the Court.  The  Settlement is not  contingent upon the Court's  approval of the allocation  plan proposed by Settlement  Class
Counsel.  All Interests  remaining in the Settlement Trust after all Claims have been allocated will revert to the  Purchasing  Members in accordance  with their respective ownership percentages as provided in the Operating Agreement.

          (a) Claim  Calculation.  The calculation of the Claim of each Claimant shall be made according to the following  formula:  Recognized  Deficit per Unit multiplied by the number of Units sold multiplied by applicable Weighting Factor less proportionate  share of Administrative  Expenses and applicable  Attorneys'
Fees and Expenses as provided in Sections 12.1(a), 12.2 and 12.3.

          (b)  Recognized  Deficit.  The  Recognized  Deficit  per Unit for each
Partnership  shall be  determined  by  Settlement  Class  Counsel  and  shall be included in Settlement Counsel's proposed plan of allocation for approval by the
Court.

          (c)  Weighting   Factors.   Taking  into  consideration  the  relevant
strengths and weaknesses of the claims of the various  Former Limited  Partners, the Recognized  Deficit of the Claimants  shall be weighted by Settlement  Class
Counsel and shall be included in the proposed plan of allocation for approval by the Court.

          (d) Reduction for  Attorneys'  Fees and Expenses.  Each Claim shall be subject to reduction in  proportion to the  aggregate  amount of  Administrative
Expenses and applicable Attorneys' Fees and Expenses awarded by the Court.

                                       24

          (e)  Claimant  Recovery.  At present,  the Parties  cannot  provide an estimate of the amount to be paid to each Claimant as the amount to be paid will depend on, among other things, the plan of allocation ultimately approved by the
Court,  the  number  of valid  Claims  submitted,  Administrative  Expenses  and allocable Attorneys' Fees and Expenses.  To the extent that there are sufficient funds in the Net Settlement  Fund, each Claimant will receive an amount equal to their  Claim.  If,  however,  the  amount  in the  Net  Settlement  Fund  is not sufficient  to make  payment  of the  total  Claim of each  Claimant,  then each
Claimant shall be paid the percentage  which each Claimant's  Claim bears to the total of the Claims of all Claimants.

     Section  2.8.  Extent of Settling  Defendants'  Obligations.  The  Settling
Defendants'  monetary  obligations  under  this  Settlement  are  limited to the amounts set forth in this Stipulation.  Neither the Settling  Defendants nor any
Released Party shall be called upon or required to contribute  additional monies or Interests  into the Settlement  Trust or the Settlement  Account or otherwise under any circumstances whatsoever.  Unless expressly provided otherwise in this
Stipulation,  all costs and expenses  arising out of or in  connection  with the performance of this Settlement shall be paid from the Net Settlement Fund.

                                  ARTICLE III:
                           SETTLEMENT ADMINISTRATION

     Section 3.1.  Administration  of Settlement  Trust and Settlement  Account.
Settlement Class Counsel,  or their authorized  agents,  acting on behalf of the
Settlement Class, and subject to the supervision,  direction and approval of the
Court,  shall  administer and oversee the management and  administration  of the distribution of the Notice, review of Proofs of Claims, Requests for Exclusions, the Settlement  Trust and Settlement  Account.  The Settling  Defendants and all
Released  Parties  shall have no  responsibility  for,  interest in or liability whatsoever  with respect to the  investment or  distribution  of the  Settlement
Account.

     Section 3.2. Proofs of Claim.  Subject to the approval and further order(s)
of the Court, the Settlement  Account shall be available for allocation to Class
Members who submit valid, timely Proofs of Claim:

                                       25

          (a) Each person  claiming to be a Claimant shall be required to submit a separate Proof of Claim which shall include a general  release of the Released
Parties in a form to be agreed to by counsel for the Parties consistent with the provisions  hereof,  signed  under  penalty of  perjury  and  supported  by such
documents   as   specified  in  the  Proof  of  Claim  or  requested  by  Claims
Administrator or Class Settlement Counsel;

          (b) All Proof of Claim forms must be postmarked or received within the time prescribed in the Preliminary Approval Order unless such period is extended or a late filing of a Proof of Claim is otherwise allowed by the Court.

     Section 3.3. Proof of Claims Review Process.  The Settlement  Administrator
shall review the Proofs of Claim received and recommend  acceptance or rejection to Settlement Class Counsel. If any question arises whether a Person is entitled to  share  in  the  Settlement,  Settlement  Class  Counsel  or  the  Settlement
Administrator  may request from such Person any  documents or other  information establishing  that Person is a Former Limited Partner.  Settlement Class Counsel
shall  determine  whether,  and the extent to which,  the Person is  entitled to share in the  distribution  from the Settlement  and, if there is any difference between the Person's  assertions and Settlement Class Counsel's  determinations,
Settlement  Class Counsel shall notify the Person in writing by certified  mail, return receipt requested, of their determination, the reasons therefore, and the
Person's  entitlement  to a  hearing.  Any  Person  who  wants  to  contest  the determination by Settlement  Class Counsel shall,  within thirty (30) days after the date of Settlement  Class  Counsel's  letter,  file with the Court a written request for a hearing ("the Request").  A copy of the Request shall be mailed to
Settlement  Class  Counsel on or before the date it is filed with the Court.  If the Court  does not  receive a Request  within  the above  thirty  (30) day time limitation  (which the Court may waive upon good cause shown),  the Person shall be deemed to have consented to the  determination  of Settlement  Class Counsel.
The Court shall give notice of all hearings upon any claim to participate in the
Settlement to Settlement Class Counsel and to the affected Persons. The Settling
Defendants  shall  have  no  standing  to  object  to  or  challenge  any  claim recommended by Settlement Class Counsel or approved by the Court.

                                       26

     Section  3.4.  Identification  of  Location  of  Former  Limited  Partners.
Settlement  Class  Counsel  may,  in their  discretion,  employ a search firm to ascertain current  addresses for Former Limited Partners.  All fees and expenses of the search firm shall be considered an Administrative Expense.

     Section 3.5. Effect of Failure to File Proof of Claim. Any Class Member who
does not file a valid Proof of Claim with the Settlement  Administrator will not be  entitled  to  receive  any of the  proceeds  from the  Settlement,  but will otherwise be bound by all terms of the Stipulation and the Settlement, including the terms of the  judgment to be entered and the  releases  provided for herein, and  will be  barred  from  bringing  any  action  against  any  Released  Party concerning the Settled Claims.

     Section 3.6.  Distribution of Settlement Account.  Upon the Effective Date,
or as otherwise  provided in this Stipulation,  the Settlement  Account shall be applied, subject to the approval of the Court, as follows:

          (a) To pay all unpaid fees and costs, and costs of  administering  and distributing the Settlement Trust and Settlement Account;

          (b) To pay Settlement  Class Counsel the Attorneys'  Fees and Expenses
attributable to the Settlement Trust and Settlement Account,  including interest thereon; and

          (c) Subject to the  provisions  of this  paragraph and the approval of the Court,  the  balance  of the  Settlement  Account  shall be  distributed  to
Claimants at such time or times and in such manner as the Court shall order.

     Section 3.7. Limitation of Liability. No Person will have any claim against
Settlement Class Counsel, the Claims Administrator,  Settlement Trustee or other agent  designated by Settlement  Class Counsel,  or Defendants or their Counsel, for  actions  taken  in  good  faith  or  distributions  made  substantially  in accordance  with the  Stipulation  and the  Settlement or further  orders of the
Court.

                                       27

                                  ARTICLE IV:
                         SETTLEMENT CLASS CERTIFICATION

     Section 4.1. Class  Definition.  The Parties consent to, and will recommend to the Court,  for settlement  purposes only, the  certification of a settlement class  pursuant to Section 382 of the  California  Code of Civil  Procedure  and
Rules  1545 and 1859 of the  California  Rules of Court.  The  settlement  class consists of all Limited Partners and Former Limited Partners.  Excluded from the
Class are the Settling  Defendants,  members of the immediate family,  executive officers,  directors,  members and general partners of the Settling  Defendants, any entity in which any of the Settling  Defendants has a controlling  interest, and the legal  representatives,  heirs,  successors and assigns or Affiliates of any of the Settling Defendants.  Also, excluded from the Class is any Person who separately  negotiated sales of Units either individually or as a group with the
Settling  Defendants  or their  Affiliates,  the  identities  of  which  will be provided by Settling Defendants prior to the Preliminary Approval Hearing.

     Section 4.2. Effect of Termination.  The Parties consent to the conditional certification  of  the  Settlement  Class,  solely  for  the  purposes  of  this
Stipulation  and  the  Settlement.   In  the  event  that  this  Stipulation  is
terminated,  canceled,  or  does  not  become  effective  for  any  reason,  the
Preliminary  Approval Order shall be vacated  without  prejudice to the right of
Plaintiffs to move the Court for any order they deem appropriate with respect to the  certification of a plaintiff class, and without  prejudice to the rights of
Defendants or Settling Defendants to oppose any such motion.

                                   ARTICLE V:
                              DISCHARGE OF CLAIMS

     Section 5.1. Release by Plaintiffs and Class.  Upon the Effective Date, the
Releasing  Parties,  whether or not each  submits a Proof of Claim or  otherwise participates  in the  Settlement,  on  behalf  of  themselves  and each of their predecessors, successors, parents, subsidiaries, affiliates, custodians, agents, assigns,  representatives,  heirs, executors,  trustees,  administrators and any other  Person  having any legal or  beneficial  interest in Units of the Limited
Partnerships  owned by any Class  Member,  will be deemed by this  Settlement to have, and by operation of the Final  Judgment  shall have,  released and forever discharged the

                                       28

Released  Parties  from any and all of the  Settled  Claims,  including  Unknown
Claims, except that nothing herein releases any claim arising out of a violation of this Stipulation.

     Section 5.2. Co-Defendant Releases.  Upon the Effective Date, each Settling
Defendant releases and agrees not to assert any cross claims, third-party claims or other  claims-over  (however  denominated)  arising out of the Settled Claims against any other Settling  Defendant,  its  predecessors or successors,  or its present or former and future partners, members, principals, officers, directors, employees, agents, attorneys,  shareholders,  investors,  insurers,  reinsurers, auditors, accountants,  underwriters,  investment bankers, advisers, Affiliates,
Released Parties, present, former or future parents,  subsidiaries or affiliates and each of their assigns,  representatives,  heirs, executors,  administrators, and members of their immediate families.

     Section 5.3. Release of Plaintiffs and Settlement Class Counsel by Released
Parties. Upon the Effective Date, each Released Party individually,  completely, voluntarily,  knowingly,  unconditionally and forever releases, remises, acquits and  discharges  Plaintiffs  and  Settlement  Class  Counsel  from every and all asserted or potential,  separate,  joint,  individual  claims,  class claims, or other claims, actions,  rights, causes of action, demands,  liabilities,  losses and damages of every kind and nature,  anticipated or  unanticipated,  direct or indirect, fixed or contingent,  known or unknown, under Federal, state or common law or any  other  law or  regulation,  or in  equity,  against  Plaintiffs  and
Settlement  Class Counsel or any of them for,  which are based upon or arise out of the institution,  prosecution, assertion or resolution of the Settled Claims, including Unknown Claims,  except that nothing herein releases any claim arising out of a violation of this Stipulation.

     Section  5.4.  Bar on Assertion of Claims.  Upon the  Effective  Date,  the
Releasing Parties, and anyone claiming through or on behalf of any of them, will be forever barred and enjoined from  commencing,  instituting or prosecuting any action or other proceeding in any court of law or equity,  arbitration tribunal, or administrative forum, directly,  representatively or derivatively,  asserting against any of the Released  Parties any claims that relate to or constitute any of the Settled Claims, including Unknown Claims.

                                       29

                                  ARTICLE VI:
              REQUESTS FOR EXCLUSIONS AND OBJECTIONS TO SETTLEMENT

     Section  6.1.  Requests for  Exclusion.  All Class  Members  shall have the option to be  excluded  from the  Settlement  Class,  and  thereby  elect not to participate  in the  Settlement  by  mailing  a timely  and  valid  request  for exclusion  postmarked  on or before  ten (10)  business  days  before  the Final
Approval  Hearing to the Claims  Administrator  pursuant to the instructions set forth in the  Notice.  All  Persons  who submit  timely and valid  Requests  for
Exclusion  shall not be Class  Members and shall have no rights with  respect to the Stipulation and no interest in the Settlement.

     Section 6.2. Notice of Exclusions.  The Claims  Administrator  shall notify
Settlement  Class Counsel and Defendants'  Counsel of all requests for exclusion at least five (5) business days before the Final Approval Hearing.

     Section  6.3.  Objection  to  Settlement.  A Class Member may object to the proposed  settlement if they comply with the  requirements  and  procedures  set forth in the Preliminary  Approval Order,  with respect to the time within which objections must be served and filed,  and with respect to the  requirements  for written notices of objection. Unless otherwise permitted by the Court, any Class
Member who fails to comply with the  requirements  of the  Preliminary  Approval
Order for asserting  objections shall be foreclosed from making any objection to this Settlement.

                                  ARTICLE VII:
                         IMPLEMENTATION OF STIPULATION

     Section 7.1. Reasonable  Efforts.  The Parties and their respective Counsel agree to cooperate,  assist,  and undertake all reasonable actions to effectuate the terms and conditions of this Stipulation and the Settlement.

     Section  7.2.   Preliminary   Approval  of  Settlement;   Certification  of
Settlement  Class.  After the execution of this  Stipulation,  Settlement  Class
Counsel and  Defendants'  Counsel shall jointly  submit this  Stipulation to the
Court for its  consideration  and shall  jointly  request entry of a Preliminary
Approval Order in a form to be agreed to by counsel for the Parties consistent

                                       30

with the provisions  hereof, or the entry of multiple orders that in conjunction provide the same relief.

     Section 7.3.  Preliminary  Approval Order.  The Preliminary  Approval Order
shall specifically include provisions which, among other things:

          (a) Preliminarily approve the Settlement as being fair, reasonable and adequate;

          (b)  Conditionally  certify  the Class and  preliminarily  approve the
Class Representatives of the Class;

          (c) Approving Notice and Summary Notice consistent with the provisions hereof, respectively, for mailing and publication to notify the Settlement Class of  the  Hearing  (i) on  final  approval  of  the  Settlement,  (ii)  on  final certification of the Settlement Class and approval of the Class  Representatives for the Class,  (iii) on Settlement Class Counsel's  application for an award of
Attorneys' Fees and Expenses.

          (d) Direct the Claims  Administrator to mail or cause to be mailed the
Notice to the Settlement Class Members within fourteen (14) days.

          (e)  Approving  the form of the  Proof of  Claim  consistent  with the provisions hereof;

          (f) Direct the Settling  Defendants to cause the Summary  Notice to be published;

          (g)  Direct the  responsible  party to file with the Court  proof,  by affidavits or declarations,  of the mailing of the Notice and publication of the
Summary Notice.

          (h) Find that the mailing of the Notice and Publication of the Summary
Notice pursuant to Sections 8.1 and 8.2 constitute the best and most practicable notice to the Settlement Class Members under the  circumstances,  and is due and
sufficient   notice  of  the  Final  Approval  Hearing,   proposed   Settlement,
application  for an award of Attorneys'  Fees and Expenses and other matters set forth in the Notice and Summary  Notice to all members of the Class and that the
Notice and Summary Notice fully satisfy the requirements of due process,

                                       31

the California Code of Civil  Procedure,  the California  Rules of Court and any
other applicable law.

          (i)  Provide  that,   pending  final   determination  of  whether  the
Settlement  should  be  approved,  neither  the  Class  Representatives  nor any
Settlement  Class  Member  either  directly,  in a  representative  capacity,  a derivative  capacity  or in any other  capacity,  shall  commence,  maintain  or prosecute any other action or  proceeding  in any court or tribunal  against any
Released Parties asserting any of the Settled Claims,  including Unknown Claims, except in this Court.

          (j)  Provide  that  all  Requests  for  Exclusion  include  sufficient information  to identify  the number of Units  currently  owned or the number of
Units sold to the  Partnerships,  ORIG or its  Affiliates,  including the dates, amounts and prices on all such sales and, if  requested  by any of the  Parties, evidence of such current or former ownership of the Units.

          (k)  Provide  that,   pending  final   determination  of  whether  the
Settlement should be approved, the Plaintiffs and all other Class Members, other than by  operation  of law,  are  barred  and  enjoined  from (i)  transferring, selling,  assigning,  giving, pledging,  hypothecating or otherwise disposing of any Units to any Person; (ii) granting a proxy to object to the Merger; or (iii)
commencing a tender  offer for the Units.  In addition,  provide  that,  pending final  determination of whether the Settlement  should be approved,  the General
Partners are enjoined  from  recording  any  transfers  made in violation of the
Order.

          (l) Provide that all written  objections  to the  Settlement  shall be filed ten (10) days before the final Approval  Hearing and, if applicable,  must clearly  identify any and all  witnesses,  documents,  and other evidence of any kind that is to be presented at the Final  Approval  Hearing in connection  with such  objections  and must also set forth the  substance of any  testimony to be given by such witnesses.

          (m)  Schedule  the Final  Approval  Hearing to be held by the Court to consider and determine (i) whether the proposed Settlement,  including the terms and  conditions  of the  Merger,  should be  approved  as fair,  reasonable  and
adequate;   (ii)  whether  the  Class   should  be   certified   and  the  Class
Representatives approved as representatives of the Class; (iii) whether

                                       32

an order  approving  the  Settlement  and a entry of Final  Judgment  should  be entered  dismissing the California  Litigation on the merits and with prejudice;
and (iv) whether the  application  of  Settlement  Class Counsel for an award of
Attorneys' Fees and Expenses should be approved.

          (n)  Providing  that,  pending a final  determination  of whether  the
Settlement  should  be  approved,  all  discovery  and  all  proceedings  in the
California   Litigation  are  stayed,   except  for  proceedings  regarding  the
Settlement.

          (o) Provide that the Final  Approval  Hearing may,  from time to time, and  without  further  notice to the  Class  Members  or  Limited  Partners,  be continued or adjourned by order of the Court.

                                 ARTICLE VIII:
                              NOTICE OF SETTLEMENT

     Section 8.1.  Notice to Settlement  Class.  Within fourteen (14) days after the entry of the Preliminary Approval Order, the Claims Administrator shall send copies of the Notice and Proof of Claim, by United States Mail, postage prepaid, to the  Settlement  Class Members at their last known  addresses as appearing in the records maintained by the General Partners. The Notice shall be in a form to be agreed to by counsel for the Parties consistent with the provisions hereof.

     Section 8.2.  Summary  Notice.  The Settling  Defendants  shall publish the
Summary Notice, in a form to be agreed to by counsel for the Parties  consistent with the provisions  hereof, on one (1) occasion,  in Investors  Business Daily, within ten (10) days of the entry of the Preliminary Approval Order.

     Section 8.3. Website Posting.  The Claims Administrator or Settlement Class
Counsel shall create and host an internet  website on which a copy of the Notice and Proof of Claim Forms will be posted and made  available  within fifteen (15)
days after entry of the Preliminary Approval Order.

     Section 8.4. Costs of Notice. Costs of printing and mailing and publication of the Notice and Summary Notice shall be paid by the Settling Defendants.

                                       33

     Section 8.5.  Affidavit of Compliance.  The responsible party shall file an affidavit of mailing and publication  with the Court stating that the Notice was duly provided to the Settlement  Class Members and Summary  Notice  published in accordance with the Preliminary Approval Order.

     Section 8.6.  Adequacy of Notice.  The Parties believe that compliance with the procedures  described in this Article  constitutes due and sufficient notice to Class Members of this Settlement and the Final Approval Hearing and satisfies the requirements of due process.  Nothing else shall be required of the Parties,
Settlement  Class  Counsel  or  Defendants'  Counsel  to  provide  notice of the
Settlement and the Final Approval Hearing.

                                  ARTICLE IX:
               FINAL APPROVAL HEARING AND FINAL ORDER OF JUDGMENT

     Section  9.1.  Final  Approval  Hearing.  Pursuant  to  Rule  1859  of  the
California  Rules of Court,  the Final Approval Hearing shall be held forty-five
(45)  days,  or such other  period as the Court  directs,  after the  sending of
Notice to the Members of the  Settlement  Class as provided in Sections  8.1 and
8.2. In connection with the Final Approval Hearing,  the Parties shall file with the Court any such papers as their  respective  counsel  believe  necessary  and appropriate.  At the Final Approval Hearing, the Court will be asked to consider the  fairness  of the  Settlement  and  the  transactions  contemplated  by this
Stipulation,  including,  without limitation, the Merger. The Court will also be asked to consider the  application  by Settlement  Class Counsel for  Attorneys'
Fees and Expenses.

     Section 9.2.  Entry of Final  Judgment and Order.  At or prior to the Final
Approval  Hearing,  counsel for the Parties shall jointly  submit to the Court a proposed Final Judgment and Order,  in a form to be agreed to by counsel for the
Parties consistent with the provisions hereof which shall:

          (a)  Approve  the  Stipulation  and  Settlement  and the  transactions contemplated  thereby as fair,  reasonable and adequate to the Settlement  Class

                                       34

and the Merging  Partnerships,  and approve the  Settlement as being in the best interests of the Settlement  Class and the Merging  Partnerships,  and directing consummation  of the  Settlement in accordance  with the terms and conditions of the Stipulation;

          (b) Certify the Settlement Class and approve the Class Representatives as representatives of the Settlement Class for purposes of this Settlement;

          (c) Dismiss the Complaint and each and every cause of action and claim set forth therein on the merits as to all Released Parties and with prejudice to the Settlement Class;  extinguishing all claims,  rights,  demands and causes of action (including  Unknown Claims) which might have been asserted therein by the
Class  Representatives  on behalf of themselves or the Settlement  Class for any settled claims; and discharging the Settling Defendants and all Released Parties therefrom;

          (d) Bar and permanently  enjoin the Settlement  Class Members,  either directly,  representatively,  or in any  other  capacity,  from  instituting  or prosecuting the Settled  Claims,  including  Unknown Claims,  against any of the
Released Parties;

          (e) Other than by operation of law,  bar and  permanently  enjoin each
Settlement Class Member from transferring, selling, assigning, giving, pledging, hypothecating  or otherwise  disposing of any Units of the  Partnerships  to any person until either the Closing Date or the  termination  of this  Settlement as provided in Article XI, whichever occurs sooner.

          (f) Provide that, upon the Effective Date,  Class Members who have not filed timely and valid  Requests for Exclusion  from the Class,  pursuant to the procedures  described in Section 6.1,  whether or not they file a Proof of Claim within  the time  provided  for,  and  whether  or not they  participate  in the
Settlement Trust,  shall be barred from asserting any Settled Claims,  including
Unknown Claims, and all Settlement Class Members shall be conclusively deemed to have  released the  Settling  Defendants  and Released  Parties from the Settled
Claims, including Unknown Claims;

          (g)  Reserve  exclusive  jurisdiction  in the Court  over all  matters relating to the administration, consummation and enforcement of this Stipulation and the Settlement.

          (h)  Determining  there is no just reason for delay and directing that the Final Judgment and Order be final and appealable.

                                       35

                                   ARTICLE X:
                            CONDITIONS TO SETTLEMENT

     Section 10.1. Conditions to the Settlement.  This Settlement shall be of no force or effect and shall be void ab initio  without  prejudice to the rights of any Party unless each of the following conditions is fully satisfied:

          (a)  Preliminary  approval  by the  Court  of the  Settlement  and the
Court's entry of a Preliminary Order;

          (b)  Certification  of the  Settlement  Class has not been  materially modified by the Court;

          (c) The Final Judgment and Order shall have been entered by the Court;

          (d) The  Consent  Solicitation  Prospectus  is filed  with the SEC and becomes effective; and

          (e) The Closing Date occurs.

     Section 10.2.  Conditions  to the Merger.  The  consummation  of the Merger shall be contingent on and subject to the following conditions.

          (a) A majority of the number of Units owned by Limited Partners in the respective Merging Partnerships vote in favor of the Merger.

          (b) The acceptance of the Interests for trading on the AMEX.

          (c) Absence of any material  adverse change in the overall business or prospects  of the  Merging  Partnerships  or in  the  tax  or  other  regulatory provisions  applicable to the Merging  Partnerships,  the Settling Defendants or
NTS Realty and the Settling  Defendants shall not have become aware of any facts that have or may have a material  effect,  whether adverse or otherwise,  on the
Partnerships, taken as a whole, the Merger, or the value to NTS Realty, taken as a whole.

          (d)  Absence of any  statute,  rule,  order or  regulation  enacted or issued by the United  States or any State,  or by a court,  which  prohibits  or challenges the consummation of the Merger.

                                       36

          (e) There having been no  declaration  of suspension of trading in, or limitation on prices for,  securities  generally on the AMEX,  declaration  of a banking moratorium by Federal or state authorities or any suspension of payments by banks in the United States (whether  mandatory or not) or of the extension of credit by lending  institutions  in the United States,  or  commencement of war, armed  hostility,  or other  international  or  national  calamity  directly  or indirectly  involving the United States,  which war, hostility or calamity would have a material adverse effect on the business  objectives of NTS Realty, or, in the  case  of  any  of the  foregoing  existing  on  the  date  of  the  Consent
Solicitation Prospectus, any material acceleration or worsening thereof.

          (f) The Effective Date occurs, or the occurrence of which is waived by the Settling  Defendants  upon written notice within ten (10) days to Settlement
Class Counsel.

                                  ARTICLE XI:
                           TERMINATION OF SETTLEMENT

     Section  11.1.  In the event the Court  declines  to enter the  Preliminary
Approval Order,  Final Approval Order or multiple  orders,  which in conjunction provide  the same  relief,  or enters  the  Preliminary  Approval  Order,  Final
Approval  Order or orders that provide relief which is  substantially  different than provided  therein,  the Parties shall have the right,  within ten (10) days thereafter,  to withdraw from this  Stipulation  by written  notice to the other party.  The  determination  of  whether  any  difference  between  the  forms of
Preliminary Approval and Final Approval Orders is substantial,  shall be made by each of the Parties in their sole discretion.

     Section 11.2.  Neither a modification  nor reversal on appeal of any amount of Attorneys' Fees and Expenses  awarded by the Court shall be deemed a material modification  or reversal of a part of the material terms of the Final Judgment,
Settlement or of this Stipulation.

     Section  11.3.  If as a result of the  review of the  Consent  Solicitation
Prospectus by the SEC, or other  governmental  entity, a Material Adverse Change to the terms and conditions of the Merger is necessary or required, the Settling
Defendants  shall have the right,  upon ten (10) days  notice to  terminate  the
Settlement.

                                       37

     Section  11.4.  If  the  Consent  Solicitation   Prospectus  has  not  been
distributed  to the Limited  Partners on or before  October 1, 2004,  Settlement
Class  Counsel and the Settling  Defendants  shall each have the mutual right to terminate the Settlement by providing notice of the termination  within ten (10)
days.

     Section 11.5. If the Closing Date does not occur by December 31, 2004,  the
Settlement shall be terminated.

     Section 11.6. If the  Stipulation  is  disapproved,  terminated or canceled pursuant  to its terms,  neither  Class  Representatives  nor  Settlement  Class
Counsel  shall have any  obligation to pay any amounts for the costs of printing or mailing of the Notice or publication of the Summary Notice. In addition,  any costs or expenses  already  incurred for the costs of printing or mailing of the
Notice at the time of such termination or cancellation,  but which have not been
paid,  shall  be  paid  by  the  Settling   Defendants  and  not  by  the  Class
Representatives or Settlement Class Counsel.

     Section 11.7. If this  Stipulation is  disapproved,  terminated or canceled pursuant to its terms, the Parties to this  Stipulation  shall be deemed to have reverted  to  their  respective  status  as  prior  to  the  execution  of  this
Stipulation,  and they shall proceed in all respects as if this  Stipulation had not been  executed and the related  orders and  judgments  had not been entered, preserving  in that event all of their  respective  claims and  defenses  in the
California Litigation.

                                  ARTICLE XII:
                      ATTORNEYS' FEES, COSTS AND EXPENSES

     Section 12.1. Attorneys' Fees, Costs and Expenses. Settlement Class Counsel
will apply to the Court for an award of  attorneys'  fees incurred in connection with the Settlement in an aggregate  amount not to exceed two times the multiple of the number of hours reasonably  expended by Settlement Class Counsel at their hourly rate.

          (a) Former Limited Partners' Settlement. Settlement Class Counsel will apply  for an award of  attorneys'  fees  incurred  in an  amount  not to exceed
$685,000 in  connection  with that  portion of the  Settlement  provided  for in
Sections 2.4 through 2.7. Any fees awarded  pursuant to this paragraph  shall be paid from the Settlement Account.

                                       38

          (b) Remaining Limited Partners'  Settlement.  Settlement Class Counsel
will apply for an award of  attorneys'  fees incurred in an amount not to exceed the  difference  between the aggregate  amount to be applied for as specified in
Section 12.1,  less the amount applied for in Section 12.1(a) in connection with that portion of the  Settlement  provided for in Sections  2.1, 2.2 and 2.3. The
Settling  Defendants  will be  responsible  for fees  awarded  pursuant  to this paragraph.

     Section 12.2.  Costs and  Expenses.  In addition to their  application  for
Attorneys' Fees and Expenses,  Settlement  Class Counsel may file with the Court an  application  for an award of reasonable  costs and  expenses.  The costs and expenses will be paid 50 percent from the  Settlement  Account and 50 percent by the Settling Defendants.

     Section 12.3.  Payment of Attorneys' Fees and Expenses.  To the extent that the Court  awards  Attorneys'  Fees and Expenses  pursuant to Sections  12.1 and
12.2,  they shall become payable to Settlement  Class Counsel upon the Effective
Date, Closing Date or the entry of the Court's order awarding fees and expenses, whichever is later,  except if the Closing Date occurs,  but the Effective  Date does not, the Settling  Defendants  agree to pay that portion of the  Attorneys'
Fees and Expenses as to which they are  obligated in Sections  12.1(b) and 12.2, such payment to be made within five (5) business days of Closing Date.

     Section 12.4. Effect of Appeals. If an appeal is taken from approval of the
Settlement,  the Settling  Defendants  agree to pay Settlement Class Counsel for the reasonable  fees and expenses  incurred by them in defending that portion of the Settlement  for which the Settling  Defendants are obligated to pay fees and expenses in this Stipulation.  Such fees and expenses are to be paid within five
(5) business days of the Effective Date.

     Section 12.5.  Agreement Regarding Attorneys Fees and Expenses.  Settlement
Class  Counsel has agreed they will not seek or receive any award of  Attorneys'
Fees and Expenses  except as permitted in Sections  12.1,  12.2 or 12.4, and the
Settling  Defendants  agree not to oppose a request by Settlement  Class Counsel for Attorneys' Fees and Expenses made in compliance with Sections 12.1, 12.2 and
12.4.

                                       39

     Section 12.6. Timely  Application - Effect on Settlement.  Settlement Class
Counsel shall file and serve their  application  for Attorneys' Fees Expenses on or before a date to be set in the Notice.  In its application,  Settlement Class
Counsel will  segregate  the amount of  Attorneys'  Fees and Expenses  requested pursuant to Sections  12.1(a) and 12.1(b).  The application  shall be considered separate  from the Court's  consideration  of the fairness,  reasonableness  and adequacy  of the  Settlement.  Nothing  regarding  the  Court's  decision of the application of Attorneys' Fees Expenses shall operate to terminate or cancel the
Stipulation or have any effect on the finality of the Final Judgment and Order.

     Section 12.7. Limitation on Settling Defendants' Obligations for Attorneys'
Fees and  Expenses.  Other than as set forth in this  Stipulation  the  Settling
Defendants and the Settlement  Class shall not have any obligation  with respect to Settlement Class Counsel's Attorneys' Fees and Expenses.

                                 ARTICLE XIII:
                              RIGHT OF WITHDRAWAL

     The  Settling  Defendants  have the right to withdraw  from the  Settlement under  certain  circumstances.  These  circumstances  shall  be set  forth  in a supplemental agreement among the Parties to be filed under seal.

                                  ARTICLE XIV:
                           STIPULATION NOT ADMISSION.

     The fact of entering  into or carrying  out this  Settlement,  the exhibits attached to this  Stipulation,  and any  negotiations  and  proceedings  related hereto,  shall not be construed  as,  offered into  evidence as, or deemed to be evidence of, an admission or concession  of liability by or an estoppel  against any of the Parties, a waiver of any applicable statute of limitations or repose, and shall not be offered or received into evidence, or considered, in any action or proceeding against any Party in any judicial, quasi-judicial,  administrative agency,  regulatory  or  self-regulatory  organization,  or other  tribunal,  or proceeding for any purpose  whatsoever,  other than to enforce the provisions of this Stipulation or the provisions of any related agreement, release, or exhibit hereto,  or in the case of any  subsequent  action  against any of the  Released
Parties,  Class Representatives or Settlement Class Counsel on any or all of the

                                       40

     Released  Claims,  in order to support a claim or defense of res  judicata, collateral  estoppel,  accord and  satisfaction,  quiet title,  release or other theory of claim or issue preclusion or similar defense.

                                  ARTICLE XV:
                   MISCELLANEOUS TERMINOLOGY AND CONSTRUCTION

     Section 15.1.  Captions.  The captions  contained in this  Stipulation  are inserted only as a matter of convenience and in no way define, limit, extent, or describe the scope of this Stipulation or the intent of any of its provisions.

     Section 15.2.  Definitions  and Recitals.  The definitions and recitals set forth above are essential elements of this Stipulation.

     Section 15.3.  Entire  Agreement.  This  Stipulation and exhibits  attached hereto  set  forth  the  entire  agreement  of the  Parties  in  respect  to the
Settlement and supersedes  all prior oral or written  agreements,  arrangements,
understandings,   inducements,   promises,  and  warranties,   not  embodied  or
incorporated herein, relating to the subject matter of this Stipulation.

     Section 15.4. No Representations.  The Class  Representatives  acknowledge, for themselves and for the Settlement  Class, that they have not relied upon any representations,  warranties,  guarantees,  promises,  statements  or estimates, whether written or oral, express or implied, by any of the Released Parties, any
Affiliate,  broker, agent, employee,  accountant,  attorney-in-fact or at-law or other person  representing  or purporting to represent any such Released  Party, including,  without limitation,  any  representations,  warranties,  guarantees, promises,  statements or estates regarding the value of the Partnerships,  their properties,  the  Interests  or  the  Units,  except  for  historical  financial
information  and  various  projections   concerning  the  underlying  properties
provided by the Settling  Defendants which  projections are assumed to have been
reasonably  prepared  and  represent  the  Settling   Defendants'  best  current
available estimates as to the future financial  performance of the properties or
NTS Realty. The Class Representatives  acknowledge that they or Settlement Class
Counsel have  undertaken  such  investigation  as they have deemed  necessary in connection with entering into the Stipulation and Settlement.

                                       41

     Section 15.5.  Modifications.  The terms and provisions of this Stipulation may not be changed,  waived, modified, or varied in any manner unless in writing signed by Defendants' Counsel and Settlement Class Counsel,  and with consent of the Court, and without further notice to the Settlement Class.

     Section 15.6.  Waiver.  The failure of any Party to enforce at any time any provision  of this  Stipulation  shall  not be  construed  as a  waiver  of such provision,  nor be  construed  in  any  way  to  effect  the  validity  of  this
Stipulation  or any part hereof or the right of any Party  thereafter  to insist upon strict  performance  of each and every  provision of this  Stipulation.  No waiver of any breach of this Stipulation shall be held to constitute a waiver of any other breach.

     Section 15.7.  Successors and Assigns.  This  Stipulation  shall be binding upon and inure to the benefit of the Parties and their  successors  and assigns.
No Party may assign its rights or obligations under the Stipulation  without the prior written consent of all of the other Parties.

     Section 15.8. Third Parties.  Nothing in this Stipulation,  whether express or implied,  is intended to confer any rights or remedies  under or by reason of this  Stipulation  on any Person  other than the  Parties  and their  respective successors and assigns,  nor is anything in this Stipulation intended to relieve or discharge the  obligations  or liabilities of any third parties to any Party, nor shall any  provision  give any third  parties  any right of  subrogation  or action over or against any Party.

     Section 15.9. Notices. Any and all notices, requests, consents,  directives or communications by any Party intended for any other Party shall be in writing, shall be given  personally or by postage prepaid  certified or registered  mail, return receipt  requested,  and shall be deemed  delivered on the earlier of (a)
the date  received  and (b) the date four (4)  business  days  after the date of deposit in a United States Postal Depository, and shall be addressed as follows:

                                       42

                (a)       If to the Settling Defendants:
                          Allan T. Slagel
                          Shefsky & Froelich Ltd.
                          444 North Michigan Avenue
                          Suite 2500
                          Chicago, Illinois 60611

                (b)       If to the Plaintiffs:
                          George Donaldson
                          Law Offices of George Donaldson
                          456 Montgomery Street
                          Suite 1250
                          San Francisco, California 94104

     Any Party may, from time to time,  change the address to which such written notice,  requests,  consents,  directives or communications are to be mailed, by giving the other  Parties  ten (10) days  prior  written  notice of the  changed address in the manner provided above.

     Section  15.10.  Governing Law. This  Stipulation  shall be governed by and construed and enforced in accordance with the laws of the State of California.

     Section 15.11.  Enforcement of Stipulation.  This  Stipulation  (including, without limitation,  its execution and consummation) shall be enforced solely in the Court. The Settling Defendants, the Class Representatives and the Settlement
Class hereby  waive any  objection  they may now have or  hereafter  have to the venue or forum of any proceedings  relating to the enforcement,  construction or interpretation of the Stipulation or the Settlement,  and irrevocably consent to and acknowledge  jurisdiction and service of any and all process of the Court in any such proceedings.

     Section  15.12.  Collaborative  Effort.  This  Stipulation,  including  the exhibits,  was executed  after arm's length  negotiations  among the Parties and reflects  the  conclusions  of counsel  for the  Parties  that the  contemplated
Settlement  is fair,  equitable  and in the best  interests of their  respective clients. This Stipulation shall not be construed more strictly against one Party than  another  merely by virtue  of the fact that it may have been  prepared  by counsel for one of the Parties,  it being recognized that,  because of the arm's length negotiations  described above, Parties and their counsel have contributed substantially and materially to the preparation of this Stipulation.

                                       43

     Section  15.13.  No Assignment.  Plaintiffs  and  Settlement  Class Counsel
represent and warrant that none of the  Plaintiffs'  alleged claims or causes of action against the Settling Defendants have been assigned,  encumbered or in any manner transferred in whole or in part.

     Section 15.14. Terminology and Construction.  All personal pronouns used in this  Stipulation,  whether used in the masculine,  feminine or neutral  gender, shall include all other  genders,  and the singular shall include the plural and vice versa.  Should any of the provisions of this Stipulation  conflict with the terms of the exhibits hereto,  the terms of the Stipulation shall control unless otherwise ordered by the Court.

     Section  15.15.  Authority.  Settlement  Class  Counsel,  on  behalf of the
Settlement  Class,  is  expressly  authorized  to take  all  appropriate  action required  or  permitted  to be taken by the  Settlement  Class  pursuant to this
Stipulation to effectuate  its terms and are also expressly  authorized to enter into any  modifications  or  amendments  to this  Stipulation  on  behalf of the
Settlement Class which it deems appropriate.  Defendants'  Counsel is authorized to sign this Stipulation on behalf of the Settling Defendants.

     Section 15.16. No  Severability.  Invalidation  of any material  portion of this  Stipulation or exhibits shall  invalidate the  Stipulation in its entirety unless  the  Parties  shall  subsequently  agree in writing  that the  remaining provisions shall remain in full force and effect.

     Section 15.17.  Counterparts.  This  Stipulation  may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument.

                                       44

     IN  WITNESS  WHEREOF,  the  Parties  have  caused  this  Stipulation  to be executed, by their duly authorized attorneys, as of the day and year first above written.

                                  By:  _________________________________________
                                       One of the Attorneys for Morgan K.
                                       Buchanan, James P. Mills and Jesse
                                       L. Crews

George Donaldson
Daniel B. Harris
LAW OFFICES OF GEORGE DONALDSON
456 Montgomery Street
Suite 1250
San Francisco, California 94104
(415) 394-8500 (Telephone)
(415) 394-8506 (Facsimile)

                                  By:  _________________________________________
                                       One of the Attorneys for:
                                       NTS-Properties Associates,
                                       NTS-Properties Associates IV,
                                       NTS-Properties Associates V;
                                       NTS-Properties Associates VI;
                                       NTS-Properties Associates VII;
                                       NTS-Properties Plus Associates;
                                       NTS Capital Corporation; NTS
                                       Development Company, ORIG,
                                       LLC; and J.D. Nichols

Allan T. Slagel                                Vincent P. Finigan, Jr.,
Brett Nolan                                    Howard Holderness
SHEFSKY & FROELICH LTD.                        MORGAN, LEWIS & BOCKIUS LLP
444 North Michigan Avenue                      Spear Street Tower, One Market
Suite 2500                                     San Francisco, California 94105
Chicago, Illinois 60611                        (415) 442-0900 (Telephone)
(312) 527-4000 (Telephone)                     (415) 442-1010 (Facsimile)
(312) 527-1007 (Facsimile)

                                       45